UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2007

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 25, 2007, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for the second fiscal quarter ending March 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (GAAP), as follows:

  Revenues. We present revenue growth rates at constant foreign exchange rates. We believe that presenting revenue growth rates at constant foreign exchange rates allows investors to view the underlying operating results of BD and of its segments without the impact of fluctuations in foreign currency exchange rates, thereby facilitating comparisons to prior periods.

  Selling and Administrative Expense. We present selling and administrative expense, both alone and as a percentage of revenues, for the second quarter and for the first six months of fiscal year 2006 after excluding the impact of insurance settlements occurring during the period. These settlements caused reported selling and administrative expense to be lower than it otherwise would have been for the period in which they occurred, although these settlements are not considered part of ordinary operations by management. Accordingly, we believe that measures of selling and administrative expense that are adjusted for the effects of these settlements are more indicative of BD’s underlying performance and assist investors in comparing BD’s selling and administrative expense for the period to other periods.

  Research and Development Expense. We present research and development expense, both alone and as a percentage of revenues, for the first six months of fiscal year 2007 after excluding the impact of the in-process research and development (“R&D”) charge relating to the acquisition of TriPath Imaging, Inc. (“TriPath”). We also present these measures for the second quarter and first six months of fiscal year 2006 after excluding the impact of the in-process R&D charge relating to the acquisition of GeneOhm Sciences Inc. (“GeneOhm”). These noncash charges are not considered by management to be part of ordinary operations and served to increase reported R&D expense for the period in which they were incurred. Management believes that these adjusted measures are more indicative of BD’s R&D activities for the period presented. Management also presents these adjusted measures in order to assist investors in comparing BD’s R&D expense for the period to other periods.

  Operating Income. We present BD’s operating income, both alone and as a percentage of revenues, for the first six months of fiscal year 2007 after excluding the impact of the in-process R&D charge relating to the TriPath acquisition. We also present these measures for the second quarter and first six months of fiscal year 2006 after excluding the impact of insurance settlements and the in-process R&D charge relating to the GeneOhm acquisition. These items affected reported operating income for the period in which they occurred, but are not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of operating income are more indicative of BD’s underlying performance, and also allow investors to better understand BD’s comparative operating performance for the period presented.

  Income Taxes/Effective Tax Rate. We present income taxes and effective tax rate for the second quarter and first six months of fiscal year 2006 after excluding the impact of insurance settlements. These settlements caused our reported income tax expense and effective tax rate to be higher than they otherwise would have been for the period in which they occurred, although these settlements are not considered part of ordinary operations by management. Management believes that these adjusted measures of income taxes are more indicative of BD’s underlying results, and also allow investors to better understand BD’s comparative income tax expense and tax rate for the period presented.

  Income from Continuing Operations. We present BD’s income from continuing operations, both alone and as a percentage of revenues, for the first six months of fiscal year 2007 after excluding the impact of the in-process R&D charge relating to the TriPath acquisition. We also present BD’s income from continuing operations, both alone and as a percentage of revenues, for the second quarter and first six months of fiscal year 2006 after excluding the impact of insurance settlements and the in-process R&D charge relating to the GeneOhm acquisition. These items affected reported income from continuing operations for the period in which they occurred, but are not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of income from continuing operations are more indicative of BD’s underlying performance, and also allow investors to better understand BD’s comparative income from continuing operations for the period presented.

  Earnings Per Share. We present earnings per share from continuing operations for the first six months of fiscal year 2007 (and projected earnings per share from continuing operations for fiscal year 2007) after excluding the impact of the in-process R&D charge relating to the TriPath acquisition. This charge caused (or will cause) reported earnings per share for the period to be lower than it otherwise would have been, although the charge is not considered by management to be part of ordinary operations. We believe that a measure of earnings per share that is adjusted for the impact of this charge is more indicative of BD’s underlying performance and also allows investors to more easily compare BD’s results for the period to other periods.

  We also present earnings per share from continuing operations for the second quarter of fiscal year 2006, the first six months of fiscal year 2006 and the full 2006 fiscal year after excluding the impact of insurance settlements and the in-process R&D charge relating to the GeneOhm acquisition. These items affected reported earnings per share for the period in which they occurred, but are not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of earnings per share are more indicative of BD’s underlying performance, and also allow investors to better understand BD’s comparative performance for the period presented.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.

Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits. — Exhibit 99.1 Press release dated April 25, 2007, which is furnished pursuant to Item 2.02.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: April 25, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
99.1	Press release dated April 25, 2007, which is furnished pursuant to Item 2.02.